EXHIBIT 32

Certification Pursuant to 18 U.S.C Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Fiscal Year End Report of Authentidate Holding Corp. (the “company”) on Form 10-K for the period ending June 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, being, O’Connell Benjamin, President of the company, and William A. Marshall, Chief Financial Officer of the company, respectfully, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the company.

Dated: September 24, 2009

/S/ O’CONNELL BENJAMIN	/s/ WILLIAM A. MARSHALL
President	Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request. This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Authentidate Holding Corp. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.